Exhibit 99.17


         Ashland Distribution Company Non-GAAP Metric Information
                              ($, Thousands)




ADC POCKET PROFIT                     Q3 2005       Q3 2004
-------------------------------    ----------     ---------

Operating Income                      36,497        23,239
Income Taxes                         (13,485)       (8,900)
                                   ----------     ---------
   Net Income                         23,012        14,339

Average Invested Capital             548,367       486,178
Cost of Capital (9.5%/4)               2.375%        2.375%
                                   ----------     ---------
   Cost of Capital $ (COC$)           13,024        11,547

Pocket Profit                          9,988         2,792
(Net Income less COC$)


Pocket Profit is a Non-GAAP metric used by management to measure our overall performance as it relates to covering our cost of capital.

Pocket Profit definition : Operating Income less Income Taxes equals Net Income. The Average Invested Capital for the quarter is multiplied by 2.375% (9.5%/4) which equals the Cost of Capital which is then subtracted from our Net Income to arrive at our Pocket Profit.